Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
FIND/SVP, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-42746, 33-75828, 333-03076, 333-22439, 333-22445 and 333-68315) on Form S-8
of FIND/SVP, Inc. and subsidiaries of our report dated February 22, 1999, relating to the consolidated balance sheets of FIND/SVP, Inc. and subsidiaries as of December 31, 1998, and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which report appears in the December 31, 1998 annual report on Form 10-K of FIND/SVP, Inc.

                                                              /S/KPMG  LLP
                                                              -----------------
                                                              KPMG LLP

New York, New York
March 30, 1999